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                                                                   EXHIBIT 4.205

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 02:56 PM 01/07/2004
                                          PM 01/07/2004 - 3749435 FILE I 0010843



                            CERTIFICATE OF FORMATION

                                       OF

                         WATERSIDE-MARISSA DEVELOPMENT

         1. The name of the limited liability company is:

                      WATERSIDE-MARISSA DEVELOPMENT, L.L.C.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


         3. This Certificate of formation shall be effective on January 8, 2004.


         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of WATERSIDE-MARISSA DEVELOPMENT, L.L.C. this 7th day of January, 2004.


                                                   /s/ TERRY L. BETHEL
                                                   Terry L. BETHEL